Exhibit 99.2

Nurix Therapeutics Announces $40 Million Registered Direct Offering

SAN FRANCISCO, July 8, 2022 – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company developing targeted protein modulation drugs, today announced that it has entered into a securities purchase agreement with two healthcare-focused investment funds to sell, in a registered direct offering, pre-funded warrants to purchase 2,869,440 shares of common stock at a price of $13.939 per pre-funded warrant for total gross proceeds of approximately $40 million, before deducting estimated offering expenses. The offering is expected to close on July 11, 2022, subject to the satisfaction of customary closing conditions.

Nurix intends to use the net proceeds from the offering, together with existing cash, cash equivalents and investments, to fund clinical trials, manufacturing and process development, research, working capital, capital expenditures and other general corporate purposes. Nurix expects that the net proceeds from this offering, together with existing cash, cash equivalents and investments, excluding any future potential milestones from collaborations, will be sufficient to fund its operating activities into the second half of 2024.

The financing includes participation by two healthcare-focused investment funds.

The pre-funded warrants were offered pursuant to an automatically effective shelf registration statement on Form S-3 (File No. 333-258448) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2021. A prospectus supplement related to the pre-funded warrants will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

Before investing in this offering, interested parties should read the prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in such prospectus supplement and the accompanying prospectus in their entirety, which provide more information about Nurix and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nurix

Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule and cell therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer and other challenging diseases. Leveraging Nurix’s extensive expertise in E3 ligases together with its proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates T cell activation. Nurix is headquartered in San Francisco, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management and include, but are not limited to, statements regarding Nurix’s ability to complete the offering, the anticipated use of proceeds of the offering, the timing of the closing of the offering and Nurix’s ability to fund its operating activities into the second half of 2024. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Nurix believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Nurix’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the offering, and the risks and uncertainties described under the heading “Risk Factors” in documents Nurix files from time to time with the SEC, including Nurix’s Quarterly Report on Form 10-Q filed with the SEC on July 7, 2022, the prospectus supplement related to the offering, and other reports filed with the SEC. These forward-looking statements speak only as of the date of this press release, and Nurix undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors

Elizabeth Wolffe, Ph.D.

Wheelhouse Life Science Advisors

lwolffe@wheelhouselsa.com

Media

Brett Whelan

LifeSci Communications

bwhelan@lifescicomms.com

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